UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 14, 2002




                         The South Financial Group, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)




      South Carolina                0-15083                   57-0824914
  ------------------------        -----------            ----------------------
  (State of other juris-          (Commission                (IRS Employer
  diction of incorporation)       File Number)           Identification Number)


         102 South Main Street, Greenville, South Carolina      29601
         ---------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900






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ITEM 5.  OTHER EVENTS
         ------------

         On June 11, 2002, Carolina First Bank consummated the sale of approximately $51.6 million of securities (before deducting offering expenses of approximately $2.5 million) issued by Carolina First Mortgage Loan Trust, an indirect subsidiary of Carolina First Bank that has been qualified as a real estate investment trust under the Internal Revenue Code ("CFMLT"). The purpose of the offering, which was made solely to institutional investors, was to raise capital. This sale of securities was not registered under the Securities Act, but was consummated pursuant to an exemption from the registration requirements of securities laws.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(a)  Financial Statements of the Businesses Acquired.   Not Applicable

(b)  Pro Forma Financial Information.  Not Applicable

(c)  Exhibits.   Not Applicable

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE SOUTH FINANCIAL GROUP, INC.


June 14, 2002                         By:      /s/ William S. Hummers III
                                      -------------------------------------
                                      William S. Hummers III
                                      Executive Vice President